Exhibit 99.1

Certification of Periodic Financial Report by

Chief Executive Officer

Under Section 906 Sarbanes-Oxley Act of 2002

I, Brian K. Hutchison, Chairman, President and Chief Executive Officer of Regeneration Technologies, Inc. (the “Company”), state and attest that, to the best of my knowledge:

•	the Annual Report on Form 10-K for the year ended December 31, 2002 (the “Periodic Report”) filed by the Company with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

•	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN K. HUTCHISON	Date:	March 18, 2003
Brian K. Hutchison
Chairman, President and Chief Executive Officer